                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                             FRESH ENTERPRISES, INC.


     The undersigned, Gregory G. Dollarhyde and Donald D. Breen, hereby certify that:

1. They are the President and Chief Financial Officer, respectively, of Fresh Enterprises, Inc., a California corporation.

2. The Articles of Incorporation of the corporation are amended and restated in full to read as follows:

                                I. CORPORATE NAME

     The name of the corporation (the "Corporation") is Fresh Enterprises, Inc.

                                   II. PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession to be incorporated by the California Corporations Code.

                         III. AUTHORIZED CAPITALIZATION

     A. The Corporation shall have authority to issue thirty million (30,000,000) shares of capital stock, without par value, of which fifteen million (15,000,000) shares shall be designated as "preferred stock" and fifteen million (15,000,000) shares shall be designated as "common stock." The preferred stock may be divided into such number of classes or series as the Board of Directors may determine.

     B. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the preferred stock or any class or series thereof with respect to any wholly unissued class or series of preferred stock, and to fix the number of shares of any class or series of preferred stock and the designation of any such class or series of preferred stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any class or series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any class or series subsequent to the issue of shares of that class or series.

     C. Preferred Stock

     Section 1.  Certain Definitions.
     ----------  -------------------

     Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of these Articles, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Affiliate" shall have the meaning set forth for such term in the
      ---------
Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Without limiting the foregoing, all directors and officers of a Person that is a corporation shall be deemed Affiliates of such Person for all purposes hereunder.

     "Business Day" shall mean a day other than a Saturday, a Sunday or any
      ------------
other day on which banking institutions in New York, New York are authorized or obligated by law to close.

     "Catterton" shall mean Catterton Partners IV, L.P., or any Affiliate
      ---------
thereof.

     "Change of Control" shall mean an event or series of events by which any
      -----------------
"person" or "group" (as such terms are defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Catterton or its Affiliates, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 25% of the shares of Common Stock outstanding and Preferred Stock outstanding on an as converted basis upon consummation of such event.

     "Common Dividend" shall have the meaning set forth in Section 3(a) below.
      ---------------

     "Common Equity" shall mean all shares now or hereafter authorized of any
      -------------
class of common stock of the Corporation, however designated, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Effective Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Common Stock" shall mean the common stock, no par value, of the
      ------------
Corporation.

     "Conversion Date" shall have the meaning set forth in Section 5.1(b) below.
      ---------------

     "Conversion Price" shall mean $4.53 with respect to each share of Series A
      ----------------
Stock, $7.28 with respect to each share of Series B Stock, or $9.25 with respect to each share of Series C Stock (in each case, as adjusted to reflect any stock split or any subdivision, reclassification, combination of or with respect to outstanding shares of Common Stock or any similar transaction).

     "Corporation's Line of Business" shall mean the line of business conducted
      ------------------------------
by the Corporation on the Effective Date, which is limited to operating and franchising quick service restaurants in a manner consistent with the operations on the Effective Date.

     "Debt" shall mean any indebtedness, contingent or otherwise, of any person
      ----
in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles.

     "Debt to Equity Ratio" shall mean the ratio of (i) the total Indebtedness
      --------------------
to (ii) Total Stockholders' Equity.

     "Delinquent Mandatory Redemption Price" shall mean $6.80 with respect to
      -------------------------------------
each share of Series A Stock, $7.28 with respect to each share of Series B Stock, and $9.25 with respect to each share of Series C Stock (in each case, as adjusted for stock splits, subdivisions, combinations and similar transactions), plus all accrued and unpaid dividends payable in respect of such share of Preferred Stock pursuant to Section 3(a), plus interest thereon in an amount accruing from the Mandatory Redemption Date to the date of payment at an annual rate equal to the highest rate permitted by law, compounded monthly.

     "Effective Date" shall mean October 2, 2001.
      --------------

     "Equivalent Common Dividend" shall have the meaning set forth in Section
      --------------------------
3(a) below.

     "Final Mandatory Redemption Date" shall have the meaning set forth in
      -------------------------------
Section 6(a) below.

     "Grumman Hill" shall mean Grumman Hill Investments III, L.P., or any
      ------------
Affiliate thereof.

     "Indebtedness" shall mean the Debt of the Corporation or a subsidiary of
      ------------
the Corporation plus, to the extent not otherwise included, (i) the guaranty of any Debt of any other person; and (ii) obligations in respect of borrowed money secured by any Lien to which any property or asset owned or held by the Corporation or a subsidiary is subject, whether or not the obligations secured thereby shall have been assumed by the Corporation or such subsidiary; and (iii) capitalized lease obligations.

     "Initial Mandatory Redemption Date" shall have the meaning set forth in
      ---------------------------------
Section 6(a) below.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever (excluding preferred stock or equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

     "Liquidation Price" shall mean $6.80 per share of Series A Stock, $7.28 per
      -----------------
share of Series B Stock, and $9.25 per share of Series C Stock (in each case, as adjusted for stock splits, subdivisions, combinations and similar transactions), plus all accrued and unpaid dividends payable in respect of such share of Preferred Stock pursuant to
Section 3(a).

     "Mandatory Redemption Date" shall mean the Initial Mandatory Redemption
      -------------------------
Date and the Final Mandatory Redemption Date.

     "Mandatory Redemption Obligation" shall have the meaning set forth in
      -------------------------------
Section 6(c) below.

     "Oak Investment" shall mean Oak Investment Partners VIII, or any Affiliate
      --------------
thereof.

     "Preferred Stock" shall mean collectively, the shares of Series A Stock,
      ---------------
Series B Stock, and Series C Stock.

     "Prime Rate" shall mean the rate announced as the "prime rate" by the Wall
      ----------
Street Journal.

     "Qualified Initial Public Offering" shall mean an underwritten public
      ---------------------------------
offering pursuant to an effective registration statement under the Securities Act of 1933 of shares of the Common Stock, (i) the aggregate gross proceeds of which equal or exceed $25,000,000, (ii) the per share offering price of which equals or exceeds $20.00, and (iii) is underwritten by a nationally prominent investment bank; provided, however, that the per share offering price referred to in clause (ii) shall be adjusted to reflect the effect of any stock split or any subdivision, reclassification, combination or like event of or with respect to outstanding shares of Common Stock occurring after the Effective Date.

     "Redemption Price" shall mean $6.80 with respect to each share of Series A
      ----------------
Stock, $7.28 with respect to each share of Series B Stock, and $9.25 with respect to each share of Series C Stock (in each case, adjusted for stock splits, subdivisions, combinations and similar transactions) plus all accrued and unpaid dividends payable in respect of such share of Preferred Stock pursuant to Section 3(a).

     "Series A Stock" shall have the meaning set forth in Section 2(a) below.
      --------------

     "Series B Stock" shall have the meaning set forth in Section 2(a) below.
      --------------

     "Series C Stock" shall have the meaning set forth in Section 2(a) below.
      --------------

     "Shareholders' Agreement" shall mean the Amended and Restated Shareholders'
      -----------------------
Agreement between the Corporation and the shareholders listed on Schedule A thereto, dated the Effective Date.

     "Subordinate Stock" shall mean the Common Equity and any class or series of
      -----------------
capital stock of the Corporation, however designated, which is not entitled to receive (i) any dividends unless all dividends required to have been paid or declared and set apart for payment on the Preferred Stock pursuant to Section 3(a) shall have been so paid or declared and set apart for payment and (ii) any assets upon liquidation, dissolution or winding up of the affairs of the

Corporation until the Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     "Total Stockholders' Equity" shall mean the stockholders' equity of the
      --------------------------
Corporation as it appears in the monthly balance sheet of the Corporation.

     "Voting Securities" shall mean any shares of capital stock of the
      -----------------
Corporation entitling the holders thereof to vote on any matter submitted to the shareholders of the Corporation for vote.

     Section 2.   Designation and Amount.
     ----------   ----------------------

          (a) The shares of the first series of preferred stock shall be designated as Series A Convertible Preferred Stock and the number of shares constituting such series shall be 2,727,941 (the "Series A Stock"). The shares
                                                  --------------
of the second series of preferred stock shall be designated as Series B Convertible Preferred Stock and the number of shares constituting such series shall be 2,153,507 (the "Series B Stock"). The shares of the third series of
                         --------------
preferred stock shall be designated as Series C Convertible Preferred Stock and the number of shares constituting such series shall be 1,351,405 (the "Series C
                                                                       --------
Stock").
-----

     Section 3.   Dividends.
     ----------   ---------

          (a) If at any time during which any shares of Preferred Stock remain outstanding, the Corporation declares, pays or sets apart for payment any dividend on any Common Equity, whether in cash, property or otherwise (a "Common
                                                                          ------
Dividend"), each holder of shares of Preferred Stock shall be entitled to
--------
receive a per share dividend (an "Equivalent Common Dividend"), when and as
                                  --------------------------
declared by the Corporation, equal to (i) the number of shares of Common Equity on which such Common Dividend is declared into which such share of Preferred Stock is convertible on the date on which such Common Dividend is paid, multiplied by (ii) the amount of cash or property paid, or the number of shares
-------------
of capital stock issued, per share of Common Equity as part of such Common Dividend. For any Equivalent Common Dividend that is not paid in full when due, then on such due date such accrued and unpaid Equivalent Common Dividend shall be added to the Liquidation Price and the Redemption Price of each share of Preferred Stock effective at such due date when such Equivalent Common Dividend was not paid, and the amount owing in respect of such accrued and unpaid Equivalent Common Dividend and the related increment to the Liquidation Price and the Redemption Price shall thereafter increase at the highest annual rate of interest permitted by law, compounded monthly, in respect thereof until such accrued and unpaid Equivalent Common Dividend has been paid in full. If any accrued and unpaid Equivalent Common Dividend is so added to the Liquidation Price and the Redemption Price of any series of Preferred Stock, such Liquidation Price and Redemption Price shall be reduced, effective on the date of payment, to the extent any accrued and unpaid Equivalent Common Dividend is subsequently paid.

          (b) So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Subordinate Stock any dividends or distributions whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Subordinate Stock other than Common

Stock, together with cash in lieu of fractional shares), nor shall any Subordinate Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Subordinate Stock, without the prior written consent of the holders of the outstanding shares of Preferred Stock required pursuant to Section 7(c) and unless all dividends to which the holders of Preferred Stock shall have been entitled pursuant to
Section 3(a) shall have been (i) paid or (ii) declared and a sum of money, in the case of dividends payable in cash, sufficient for the payment thereof has been set apart.

          (c) Notwithstanding anything contained herein to the contrary, with respect to the declaration and payment of dividends pursuant to this Section 3, the Series A Stock, the Series B Stock, and the Series C Stock shall rank on a pari passu basis and, in the event that full dividends are not paid or made available to the holders of all outstanding shares of Preferred Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among the holders of all shares of Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

          (d) Notwithstanding anything contained herein to the contrary, no dividends on shares of Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law.

     Section 4.   Distributions Upon Liquidation, Dissolution or Winding Up.
     ----------   ---------------------------------------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, before any payment or distribution shall be made to the holders of Subordinate Stock, the holders of Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash, or, if the Corporation does not have sufficient cash on hand to pay such amounts, property of the Corporation at its fair market value as determined by the Board of Directors of the Corporation, the greater of (i) the Liquidation Price payable in respect of such share of Preferred Stock, or
(ii) such amount per share of Preferred Stock as would have been payable had each such share been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or other winding up of the affairs of the Corporation. Immediately preceding such liquidation, dissolution or winding up, adjustment shall be made for accrued but unpaid dividends.

          (b) For the purposes of this Section 4, the Series A Stock, Series B Stock, and Series C Stock shall rank on liquidation on a parity and if, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full to the holders of all shares of Preferred Stock outstanding of the full amount thus distributable pursuant to the terms hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of shares of Preferred Stock in proportion to the full amounts distributable in liquidation pursuant to the terms hereof if all amounts payable with respect to said shares were paid in full. After such payment shall have been made in full to the holders of Preferred Stock outstanding or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of any Preferred Stock so as to be available for such payment, then the remaining assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Common Stock of the Corporation. The liquidation rights and preferences of the Preferred Stock shall be subject to the liquidation rights and preferences of any series of stock designated to be senior to, or on a parity with, the Preferred Stock.

     Section 5.   Conversion Rights.
     -----------  -----------------

     5.1  Conversion at the Option of the Holder.
          --------------------------------------

          (a) At any time before the close of business on the Final Mandatory Redemption Date (unless the Corporation shall default in payment of the Redemption Price or the Delinquent Mandatory Redemption Price, in which case, the conversion rights set forth in this paragraph shall continue until the cure of any such default), each holder of Series A Stock may, at its option, convert each share of Series A Stock held by such holder into one and one half (1.5) shares of Common Stock, and each holder of Series B Stock and Series C Stock may, at its option, convert each share of Series B Stock or Series C Stock held by such holder into one (1) share of Common Stock, in each case, subject to adjustment pursuant to Section 5.3. Upon such conversion, the rights of the holders of converted Preferred Stock with respect to the shares of Preferred Stock so converted shall cease.

          (b) To convert Preferred Stock in accordance with this Section 5.1, a holder must (i) surrender the certificate or certificates evidencing the shares of Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Preferred Stock, (ii) notify the Corporation at such office that he elects to convert Preferred Stock, and the number of shares he wishes to convert, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax with respect to the transfer of the shares of Preferred Stock converted, if required. The date on which the holder satisfies the foregoing requirements shall be the "Conversion Date." As soon as practical but in any
                           ---------------
event within five (5) Business Days of the Conversion Date, the Corporation shall deliver a certificate for the number of shares of Common Stock issuable upon the conversion, a check for the amount payable in respect of any fractional share pursuant to Section 5.1(c) and a new certificate representing the unconverted portion, if any, of the shares of Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the shareholder of record on and after the Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and unpaid dividends, as of the Conversion Date, on converted shares of Preferred Stock. If the last day on which Preferred Stock may be converted is not a Business Day, Preferred Stock may be surrendered for conversion on the next succeeding day that is a Business Day.

          (c) The Corporation will not issue a fractional share of Common Stock upon conversion of Preferred Stock. Instead the Corporation will deliver its check in an amount equal to the applicable fraction multiplied by the fair market value of the Common Stock (subject to adjustment for stock splits, subdivisions, combinations or other similar transactions).

          (d) If a holder converts shares of Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion; provided, however, that
                                                     --------  -------
pursuant to Section 5.1(b) the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

     5.2  Mandatory Conversion. Subject to the adjustments set forth in Section
          --------------------
5.3, each share of Series A Stock shall be automatically converted into one and one half (1.5) shares of Common Stock, and each share of Series B Stock and Series C Stock shall be automatically converted into one (1) share of Common Stock, on the date (x) a Qualified Initial Public Offering is consummated and,
(y) if earlier, each share of Series C Stock, shall automatically convert into one (1) share of Common Stock on the date notice of the vote of the holders of at least sixty percent (60%) of the then outstanding shares of Series C Stock approving such conversion is received by the Corporation or on such later date as is set forth in such resolution (as applicable, the "Mandatory Conversion
                                                        --------------------
Date"). In the case of a Mandatory Conversion Date as defined in the foregoing
----
clause (x), the Corporation shall notify all holders of the Preferred Stock at least sixty (60) days prior to the occurrence of the Mandatory Conversion Date. In all cases, the Corporation shall (i) notify all holders of the Preferred Stock to be converted of the occurrence of the Mandatory Conversion Date, (ii) demand that all shares representing such Preferred Stock be returned to the Corporation's offices or to the designated transfer agent, and (iii) pay any transfer or similar tax with respect to the conversion, if any. As soon as practical but in any event within thirty (30) days of the later of the Mandatory Conversion Date and the date a holder of Preferred Stock delivers the certificate representing such shares, duly endorsed in a form satisfactory to the Corporation, to the office of the Corporation or the transfer agent for the Preferred Stock, the Corporation shall deliver a certificate to and in the name of the holder of the Preferred Stock for the number of shares of Common Stock issuable upon the conversion and a check in an amount calculated in accordance with Section 5.1(c) for any fractional shares, if any, for the shares of Preferred Stock represented by the certificate. The name of the person in which the Preferred Stock was issued shall be treated as the shareholder of record of the Common Stock into which the Preferred Stock was converted on and after the Mandatory Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and previously declared and unpaid dividends, as of the Mandatory Conversion Date, on shares of Preferred Stock converted pursuant to this Section 5.2. Upon such conversion, the rights of the holders of converted Preferred Stock with respect to the shares of Preferred Stock so converted shall cease.

     5.3  Certain Matters With Respect to Conversion.
          ------------------------------------------

          (a) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Preferred Stock in full. All shares of Common Stock which may be issued upon conversion of Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Preferred Stock and will list such shares on each national securities exchange on which the Common Stock is listed.

          (b)  If the Corporation:

               (i) pays a dividend or makes a distribution on its Common Stock or any other class of the Corporation's stock other than the Preferred Stock in shares of its Common Stock;

               (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

               (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then an appropriate and proportionate adjustment shall be made to the number of shares into which each share of Preferred Stock is convertible so that immediately after the occurrence of such event each holder of Preferred Stock shall be entitled to receive the same percentage of the issued and outstanding Common Stock upon conversion of the Preferred Stock as such holder would have received if converted immediately prior to such dividend, distribution, subdivision, combination or reclassification. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (c) If the Corporation distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within sixty (60) days after the record date mentioned below to purchase additional shares of Common Stock at a price per share less than the Conversion Price applicable to any series of Preferred Stock, then on that record date, the number of shares of Common Stock into which each share of Series A Stock, Series B Stock, and/or Series C Stock, as applicable, is convertible shall be adjusted, in accordance with the following formula:

                        N x (O+A)
                        ---------
                   N'=  O+AxP
                          ---
                           M

where:

          N'   =   the number of shares of Common Stock into which each share of
                   Preferred Stock is convertible after such distribution.

          O    =   the number of shares of Common Stock outstanding on the
                   record date.

          N   =   the number of shares of Common Stock into which each share of
                  Preferred Stock was convertible prior to such distribution.

          P   =   the offering price per share of the additional shares of
                  Common Stock.

          M   =   the Conversion Price applicable to such share of Preferred
                  Stock.

          A   =   the number of additional shares of Common Stock offered.

     The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, option or warrants. If at the end of the period during which such warrants, options or rights are exercisable, not all warrants, options or rights shall have been exercised, the number of shares of Common Stock into which each share of Preferred Stock is convertible shall be immediately readjusted to what it would have been if "A" in the above formula had been the number of shares actually issued.

          (d) If the Corporation issues shares of Common Stock for a consideration per share less than the Conversion Price applicable to any series of Preferred Stock, then on that record date, the number of shares of Common Stock into which each share of Series A Stock, Series B Stock, and/or Series C Stock, as applicable, is convertible shall be adjusted, in accordance with the following formula:

                       NxA
                       ---
                  N'=  O+P
                         -
                         M

where:

          N'  =   the number of shares of Common Stock into which each share of
                  Preferred Stock is convertible after such issuance.

          N   =   the number of shares of Common Stock into which each share of
                  Preferred Stock was convertible prior to such issuance.

          O   =   the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.

          P   =   the aggregate consideration received for the issuance of such additional shares.

          M   =   the Conversion Price applicable to such share of Preferred
                  Stock.

          A   =   the number of shares outstanding immediately after the
                  issuance of such additional shares.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 5.3(d) does not apply to (i) any transaction or issuance described in Sections 5.3(b) or 5.3(c) above or Section 5.3(e) below, including issuances of Common Stock pursuant to warrants, options, rights or other convertible securities described in Sections 5.3(c) and 5.3(e), (ii) the conversion of Preferred Stock, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock, (iii) Common Stock issued to the Corporation's employees or consultants under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 5.3(d) (but only to the extent that the aggregate number of shares excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by the last sentence of Section 5.3(e) below) and issued shall not exceed 1,725,000 shares of the Common Stock of the Corporation (as adjusted to reflect any stock split or any subdivision, reclassification, combination of or with respect to outstanding shares of Common Stock or any similar transaction)).

          (e) If the Corporation issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than Preferred Stock or securities issued in transactions described in Section 5.3(c) above) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities of less than the Conversion Price applicable to any series of Preferred Stock, then on that record date, the number of shares of Common Stock into which each share of Series A Stock, Series B Stock, and/or Series C Stock, as applicable, is convertible shall be adjusted, in accordance with the following formula:

                          N x (O+D)
                          ---------
                   N' =        O+P
                                 -
                                 M

where:

          N'  =    the number of shares of Common Stock into which each share of
                   Preferred Stock is convertible immediately after such issuance.

          N   =    the number of shares of Common Stock into which each share of
                   Preferred Stock was convertible immediately prior to such issuance.

          O   =    the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.

          P   =    the aggregate consideration received for the issuance of such securities.

          M   =    the Conversion Price applicable to such share of Preferred
                   Stock.

          D = the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the number of shares of Common Stock into which each share of Preferred Stock is convertible shall immediately be readjusted on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. This Section 5.3(e) does not apply to the issuance of any such securities to the Corporation's employees or consultants under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such securities would otherwise be covered by this Section 5.3(e) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause (iii) of Section 5.3(d) above) and issued shall not exceed 1,725,000 shares of the Common Stock of the Corporation (as adjusted to reflect any stock split or any subdivision, reclassification, combination of or with respect to outstanding shares of Common Stock or any similar transaction)).

          (f) For purposes of computation of the number of shares of Common Stock outstanding, such computation shall be made assuming conversion of all shares of Preferred Stock. For purposes of any computation respecting consideration received pursuant to Sections 5.3(d) and 5.3(e) above, the following shall apply:

               (i) in case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

               (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Corporation in its reasonable judgment exercised in good faith (irrespective of the accounting treatment thereof); and

               (iii) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such options, warrants or other securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Section 5.3(f)).

          (g) No adjustment in the number of shares of Common Stock into which each share of Preferred Stock is convertible need be made unless the adjustment would require an increase or decrease of at least one-half of one percent (0.5%) in the number of shares of Common Stock into which each share of Preferred Stock is convertible. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5.3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (h) No adjustment in the number of shares of Common Stock into which each share of Preferred Stock is convertible need be made under this Section 5.3 for (i) rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, or (ii) any change in the par value or no par value of the Common Stock. If an adjustment is made to the number of shares of Common Stock into which each share of Preferred Stock is convertible upon the establishment of a record date for a distribution subject to Section 5.3 above and if such distribution is subsequently canceled, the number of shares of Common Stock into which each share of Preferred Stock is convertible then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the number of shares of Common Stock into which each share of Preferred Stock is convertible as would have been in effect if such record date had not been fixed. No adjustment need be made under Section 5.3 if the Corporation issues or distributes to each holder of Preferred Stock at least the number of shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in such paragraph which each holder would have been entitled to receive had Preferred Stock been converted into Common Stock prior to or simultaneously with the happening of such event or the record date with respect thereto.

          (i) Whenever the number of shares of Common Stock into which each share of Preferred Stock is convertible is adjusted, the Corporation shall promptly mail to holders of Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to Section 5.3(m) below, the certificate shall be conclusive evidence that the adjustment is correct.

          (j)  If:

               (i) the Corporation takes any action that would require an adjustment pursuant to Section 5.3;

               (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

               (iii) there is a dissolution or liquidation of the Corporation;

a holder of Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that it may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least thirty (30) days before such date.

          (k) If the Corporation is party to a consolidation or merger which reclassifies or changes its Common Stock or to the sale of all or substantially all of the assets of the Corporation, upon consummation of such transaction the Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of shares of Preferred Stock would have owned immediately after the sale, consolidation or merger, if such holder had converted the Preferred Stock immediately before the effective date of the transaction, and an appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the number of shares of Common Stock into which each share of Preferred Stock is convertible) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Preferred Stock. If this Section 5.3(k) applies, Sections 5.3(b), 5.3(c), 5.3(d) and 5.3(e) do not apply.

          (l) In any case in which this Section 5.3 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable immediately prior to adjustment and (ii) the delivery of a check for any remaining fractional shares as provided in Section 5.1(c) above.

          (m) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this Section 5.3 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this Section 5.3, such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of any outstanding series of Preferred Stock, and any dispute shall be resolved promptly (and in no event later than 90 days after any challenge), at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Preferred Stock. Any such determination shall be deemed approved if the requisite holders have not notified the Corporation of any challenge within thirty (30) days after receiving notice (including a statement in reasonable detail of the basis therefor) of such determination.

          Section 6.   Redemption by the Corporation.
          ----------   -----------------------------

          (a) To the extent the Corporation shall have funds legally available for such payment under the CGCL, the Corporation shall redeem, at the option of each holder, on November 24, 2003 (the "Initial Mandatory Redemption Date"), a
                                        ---------------------------------
number of shares not to exceed fifty percent (50%) of the then outstanding shares of each series of Preferred Stock at such shares' Redemption Price. In addition, to the extent the Corporation shall have funds legally available for such payment under the CGCL, the Corporation shall redeem, at the option of each holder, on November 24, 2004 (the "Final Mandatory Redemption Date"), a number
                                   -------------------------------
of
shares not to exceed one hundred percent (100%) of the then outstanding shares of Preferred Stock at such shares' Redemption Price.

          (b) Shares of Preferred Stock which have been issued and converted or reacquired in any manner, including as a result of redemption, shall (upon compliance with any applicable provisions of the CGCL) have the status of authorized and unissued shares of the class of preferred stock of the Corporation undesignated as to series, and may be redesignated and reissued as part of any series of preferred stock of the Corporation; provided, however, that no such issued and reacquired shares of Series A Stock, Series B Stock, or Series C Stock shall be reissued as Series A Stock, Series B Stock, or Series C Stock.

          (c) If on any Mandatory Redemption Date the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Preferred Stock required to be redeemed on such date pursuant to Section 6(a) (the "Mandatory Redemption Obligation"), the Corporation shall redeem on such
      -------------------------------
Mandatory Redemption Date the number of shares of Preferred Stock which it is able to redeem, ratably among the holders of Preferred Stock in proportion to the full amounts distributable in redemption to which they would otherwise be respectively entitled if all shares of Preferred Stock required to be redeemed on such date were redeemed. In such a case, the remainder of the Redemption Price payable but not paid at the Mandatory Redemption Date shall be converted into the Delinquent Mandatory Redemption Price and shall be discharged as soon as the Corporation is able to discharge such Delinquent Mandatory Redemption Price out of funds legally available therefor. If and so long as any Mandatory Redemption Obligation (or any obligation in respect of the Delinquent Mandatory Redemption Price) with respect to any series of Preferred Stock shall not be fully discharged and paid, the Corporation shall not declare or pay any dividend or make any distribution on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of the Subordinate Stock.

          (d) Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to any Mandatory Redemption Date, by first class mail, postage prepaid, to all holders of record of each series of Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided,
                                                                --------
however, that no failure to give such notice or any defect therein or in the
-------
mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the applicable series of Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Mandatory Redemption Date; (ii) the Redemption Price; (iii) the number and series of shares of Preferred Stock to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) the number of shares of Common Stock into which each share of Preferred Stock is convertible; (vi) that Preferred Stock called for redemption may be converted at any time before the close of business on the Mandatory Redemption Date; and (vii) that holders of Preferred Stock must satisfy the requirements of Section 5.1(b) above if such holders desire to convert such shares. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares called for redemption other than shares converted into Common Stock prior to the Mandatory Redemption Date.

          (e) If notice has been mailed in accordance with Section 6(d) above and provided that on or before the Mandatory Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Mandatory Redemption Date, the shares of Preferred Stock so called for redemption shall no longer be deemed to be outstanding and shall not have the status of shares of Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease, irrespective of whether any certificates for shares called for redemption have been surrendered to the Corporation. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the Redemption Price and no holder of shares called for redemption shall be entitled to receive payment of the Redemption Price therefor until such surrender to the Corporation has been accomplished or a duly executed affidavit of lost certificate shall have been delivered to the Corporation. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof (so long as such certificate is issued to the holder).

          (f) Any funds deposited with a bank or trust company for the purpose of redeeming Preferred Stock shall be irrevocable except that:

               (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

               (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Mandatory Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

     Section 7.   Voting Rights.
     ----------   -------------

          (a) Except as otherwise set forth in this Section 7 (including without limitation the voting provisions set forth in Sections 7(b) and 7(c)) or as otherwise required by law, each share of Preferred Stock issued and outstanding (or issued by way of stock dividend in respect thereof, or any securities issued in substitution thereof) shall have the right to vote on all matters presented to the holders of the Common Stock for vote, in the number of votes equal at any time to the number of shares of Common Stock into which each share of Preferred Stock would then be convertible, and the holders of the Preferred Stock shall vote with the holders of the Common Stock as a single class.

          (b) The holders of Preferred Stock, voting together as a single class on an as-converted basis, shall have the right to elect four (4) members of the Board of Directors of the Corporation.

          (c) In addition to any vote or consent of shareholders required by law or required herein, so long as at least fifty percent (50%) of the originally issued shares of Preferred Stock (calculated on an as-converted basis) remains outstanding, and except as set forth below, the affirmative vote of the holders of at least sixty percent (60%) of the Preferred Stock then outstanding, voting together as a single class on an as-converted basis, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting, validating or permitting:

               (i) any initial public offering other than a Qualified Initial Public Offering;

               (ii) any (1) consolidation or merger involving the Corporation or its subsidiary (other than a consolidation or merger in which the Corporation is the surviving entity and no change in the capital stock or ownership of the Corporation occurs), (2) reclassification or recapitalization of any capital stock of the Corporation or any subsidiary, (3) dissolution, liquidation or winding up of the Corporation or any subsidiary, (4) sale of all or substantially all of the assets of the Corporation or any subsidiary, or (5) Change of Control;

               (iii) change in the Corporation's Line of Business;

               (iv) any amendment, alteration or repeal of any of the provisions of the (1) Amended and Restated Articles of Incorporation of the Corporation; (2) the by-laws of the Corporation; or (3) the Shareholders' Agreement;

               (v) any authorization, issuance or creation of, or increase in the authorized amount of, any shares of capital stock of the Corporation (other than for options issued in connection with stock option plans approved by the affirmative vote of a majority of the holders of the Preferred Stock, voting together as a class on an as-converted basis, then outstanding);

               (vi) the incurrence of, or agreement to incur, any Indebtedness which would result in a Debt to Equity Ratio at the time the Indebtedness is incurred (after giving effect to such incurrence) of greater than 1:1, as measured based upon the consolidated balance sheet of the Corporation and the Corporation's subsidiaries prepared as of the last day of the immediately preceding month, with a pro forma adjustment for the Indebtedness incurred by, and any equity invested in, the Corporation and its subsidiaries since such date;

               (vii) any loan, advance or guarantee to, or for the benefit of, or any sale, lease, transfer or disposition of any of the properties or assets of the Corporation or its subsidiaries to, or for the benefit of, or any purchase or lease of any property or assets from, or the execution, performance or amendment of any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Corporation or its subsidiaries other than in the ordinary course of business consistent with the past practice of the Corporation or its subsidiaries; provided, however, that this clause (vii) shall
                                 --------  -------
not apply to (A) any payment pursuant to the terms of contracts or agreements existing on the Effective Date or (B) transactions in the ordinary course of business consistent with the past practice of the Corporation or its subsidiaries involving individually or in the aggregate no more than $100,000 per year which transactions shall have been promptly reported to the Board of Directors of the Corporation;

               (viii) any declaration or payment of any dividends on or any declaration or making of any other distribution, directly or indirectly, through subsidiaries or otherwise, on account of any Subordinate Stock or the setting apart of any sum for any such purpose except as set forth herein;

               (ix) any termination or hiring of senior officers of the Corporation (including the Chairman, President, Chief Executive Office, Chief Operating Officer and Chief Financial Officer);

               (x) any acquisition or transaction or series of related transactions by the Corporation or any subsidiary having a value greater than $1 million (measured by the fair market value at the date of such transaction) or any agreement to do any of the foregoing; or

               (xi)   any agreement to do any of the foregoing.

     If at any time any one of Catterton, Grumman Hill or Oak Investment individually owns in excess of sixty percent (60%) of the Preferred Stock then outstanding, then the affirmative vote of the holders of at least seventy percent (70%) of the Preferred Stock then outstanding, voting together as a single class on an as-converted basis, shall be necessary for effecting, validating or permitting any of the actions set forth in this Section 7(c), other than actions set forth in Section 7(c)(ii)(3), in which case the affirmative vote of 66 2/3% of the Preferred Stock then outstanding, voting together as a single class on an as-converted basis, shall be necessary.

          (d) The rights of the holders of Preferred Stock may be exercised either at a special meeting of the holders of Preferred Stock, called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at such annual meetings or by a holder of Preferred Stock designated in writing by the written consent of the holders of Preferred Stock.

          (e) A special meeting of the holders of Preferred Stock for purposes of voting on matters with respect to which the holders of such shares are entitled to vote as a class may be called by the Secretary of the Corporation or by a holder of Preferred Stock designated in writing by the holders of record of twenty percent (20%) of the shares of Preferred Stock then outstanding. Such meeting may be called at the expense of the Corporation by either such person. At any meeting of the holders of Preferred Stock, the presence in person or by proxy of the holders of a majority of the shares of Preferred Stock then outstanding shall constitute a quorum of Preferred Stock for the purpose of electing directors by holders of Preferred Stock.

          (f) If any of the directors so elected by the holders of Preferred Stock shall cease to serve as a director before his or her term shall expire, the holders of Preferred Stock then outstanding may, at a special meeting of the holders called in accordance with the foregoing, elect a successor to hold office for the unexpired term of the director whose place shall be vacant. Any action taken by the Board of Directors after the occurrence of any vacancy due to the death, disability, resignation, retirement or removal of any director elected by the holders of Preferred Stock (other than any action as may be necessary to fill such vacancy) until such vacancy is filled in accordance with the foregoing provisions of this Section 7 shall be subject to the unanimous approval of the remaining directors elected by the holders of Preferred Stock.

     Section 8.   Information Rights.
     ----------   ------------------

     So long as any shares of the Preferred Stock are outstanding, the Corporation covenants and agrees as follows:

     8.1  Financial Statements and Other Information.
          ------------------------------------------

          (a) The Corporation and its subsidiaries shall maintain correct and complete books and records of accounts in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles ("GAAP") consistently applied to the extent applicable, and set aside on its books all such proper accruals and reserves as shall be required under GAAP consistently applied. The Corporation shall retain one of the "Big Five" accounting firms for the purpose of auditing its financial statements and reports for each fiscal year.

          (b) The Corporation shall deliver to each holder of at least five percent (5%) of the then outstanding Voting Securities of the Corporation:

               (i) As soon as available after the end of each fiscal year, and in any event within ninety (90) calendar days thereafter, (1) a balance sheet of the Corporation and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and retained earnings and consolidated statements of changes in cash flows of the Corporation and its subsidiaries, if any, for such year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all prepared in accordance with GAAP consistently applied and accompanied by a report and opinion thereon by the Corporation's independent certified public accountants, which audit report shall state that such consolidated financial statements present fairly in all material respects the financial position as of such date and results of operations and cash flows for the periods indicated, all in conformity with GAAP; and (2) a schedule setting forth the number, class and series of all authorized shares of stock of the Corporation, the number, class and series of issued and outstanding stock of the Corporation, the name of each record holder of any such stock and the number, class and series of such stock held by each such holder.

               (ii) As soon as available after the end of the first fiscal quarter of the Corporation after the date hereof, and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited balance sheet of the Corporation and its subsidiaries, if any, as of end of such quarter, and unaudited statements of income, retained earnings, and changes in cash flows of the Corporation and its subsidiaries, if any, for such period and the fiscal year to date, setting forth in comparative form the corresponding figures for the corresponding fiscal quarter of the previous fiscal year, in each case prepared in accordance with GAAP (subject to normal year-end adjustments and without footnote disclosure) and certified on behalf of the Corporation by its chief accounting officer.

               (iii) As soon as available after the end of each month, and in any event within thirty (30) calendar days after the end of each month, an unaudited balance sheet of the Corporation and its subsidiaries, if any, as of end of such month, and unaudited statements of income of the Corporation and its subsidiaries, if any, in each case prepared in accordance with GAAP (subject to normal year-end adjustments and without footnote disclosure) and certified on behalf of the Corporation by its chief accounting officer.

               (iv) Thirty (30) calendar days prior to the end of each fiscal year of the Corporation, a business plan (the "Budget") which (i) forecasts
                                               ------
ahead at least one year the Corporation's projected costs, revenues, income, balance sheet and cash flow on a monthly basis, (ii) forecasts ahead at least one year the capital requirements necessary to reasonably expand the Corporation.

               (v) Promptly, upon preparation thereof, any other budgets that the Corporation may prepare and any revisions of the Corporation's Budget.

     8.2  Right to Inspection, Etc. The Corporation shall, upon reasonable
          ------------------------
prior written notice, make available to any holder of outstanding Voting Securities (i) all corporate and business financial records of the Corporation and its subsidiaries, if any, for inspection and copying at the Corporation's offices by any officer, employee, agent, attorney or accountant designated by each such holder; and (ii) the officers and employees of the Corporation and its subsidiaries and its independent accountants for interviews by each such holder of Voting Securities (or any of such designees of such holder) concerning the affairs and finances of the Corporation and its subsidiaries, if any. Such inspection, copying, and interviews may be made by each such holder of Voting Securities (or any of such holder's designees) at any time during normal business hours or at such other times as may be reasonably requested, but in no event more than once a quarter.

     Each such holder of Voting Securities and its agents and representatives, in exercising its rights of inspection, copying, interviewing and attendance of board meetings hereunder, shall maintain the confidentiality of all financial and other confidential information of the Corporation acquired by it in exercising such rights and shall use such information right fairly, and in compliance with applicable state and federal securities laws. This right shall not apply to or be assignable to any person or entity that competes with the Corporation or that would obtain a competitive advantage from disclosure of such information.

     Section 9.   Exclusion of Other Rights.
     ----------   -------------------------

     Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Amended and Restated Articles of Incorporation. Notwithstanding anything to the contrary, Sections 3(b), 4, 6(c) and 7(b)(viii) shall not prohibit any party from exercising its respective rights under the Warrant Agreement between the Corporation and Imperial Bank; provided, however, nothing contained herein or in the Warrant Agreement shall give the holders of such Warrants any priority over the rights of the holders of the Preferred Stock.

     Section 10.   Headings of Subdivisions.
     -----------   ------------------------

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     Section 11.   Severability of Provisions.
     -----------   --------------------------

     If any voting powers, preferences and relative, participating, optional and other special rights of any series of Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Amended and Restated Articles of Incorporation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of such Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Amended and Restated Articles of Incorporation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of such Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of such Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of such Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     D.  Common Stock

     Section 1.    Priority.
     ----------    --------

     All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock (and any other series of preferred stock).

     Section 2.    Dividends.
     ----------    ---------

     Subject to provisions of law, this Amended and Restated Articles of Incorporation, and the rights of the Preferred Stock (and any other series of preferred stock), the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

     Section 3.    Liquidation.
     ----------    -----------

     Upon any liquidation, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock (and any other series of preferred stock) are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

     Section 4.    Voting Rights.
     ----------    -------------

     Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. Except as otherwise provided by this Amended and Restated Articles of Incorporation or by law, the holders of Common Stock and the holders of the Preferred Stock (and any other series of preferred stock) shall vote together as a single class on all matters as to which the Common Stock is entitled to vote in accordance with Article III, Section C(7)(a).

                    IV. LIMITATION OF LIABILITY OF DIRECTORS

     The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                          V. INDEMNIFICATION OF AGENTS

     The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

3. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 903 of the California Corporations Code. The total number of outstanding shares of Common Stock of the Corporation is 1,520,225 and the total number of outstanding shares of Preferred Stock of the Corporation is 4,881,448, of which, 2,727,941 are shares of Series A Convertible Preferred Stock and 2,153,507 are shares of Series B Convertible Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required of the Common Stock was more than 50%, the percentage vote required of the Series A Convertible Preferred Stock was at least 60%, the percentage vote required of the Series B Convertible Preferred Stock was at least 60%, and the percentage vote required of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, and the Common Stock voting together as a single class on an as-converted basis was more than 50%.

     IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed this Certificate as of this 2/nd/ day of October, 2001.

                                        /s/ Gregory G. Dollarhyde
                                        ________________________________________
                                        Name:  Gregory G. Dollarhyde
                                        Title: President

                                        /s/ Donald D. Breen
                                        ________________________________________
                                        Name:  Donald D. Breen
                                        Title: Chief Financial Officer

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Amended and Restated Articles of Incorporation are true and correct as of our own knowledge, as executed in Thousand Oaks, California, on this 1st day of October, 2001.

                                        /s/ Gregory G. Dollarhyde
                                        ________________________________________
                                        Name:  Gregory G. Dollarhyde
                                        Title: President

                                        /s/ Donald D. Breen
                                        ________________________________________
                                        Name:  Donald D. Breen
                                        Title: Chief Financial Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             FRESH ENTERPRISES, INC.

                            a California corporation

     Gregory G. Dollarhyde and Donald D. Breen certify that:

     1. They are the President and Chief Executive Officer, and the Senior Vice President and Chief Financial Officer, respectively, of Fresh Enterprises, Inc., a California corporation (the "Corporation").

     2. Paragraph A of Article III of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          A. The Corporation shall have the authority to issue sixty-five million (65,000,000) shares of capital stock, without par value, of which fifteen million (15,000,000) shares shall be designated as "preferred stock" and fifty million (50,000,000) shares shall be designated as "common stock." The preferred stock may be divided into such number of classes or series as the Board of Directors may determine.

     3.   The definition of "Qualified Initial Public Offering" contained in
Article III, Paragraph C, Section 1 of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     "Qualified Initial Public Offering shall mean an underwritten public
      ---------------------------------
offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, of shares of Common Stock that is approved by a majority of the Board of Directors, including the director designated by each of Catterton, Grumman Hill and Oak Investment in accordance with Section 4 of the Amended and Restated Shareholders' Agreement among the Corporation and the holders of its issued and outstanding stock listed on Schedule A thereto dated October 2, 2001."

     4. The Amended and Restated Articles of Incorporation of the Corporation are hereby amended to add Article VI, which shall read in its entirety as follows:

     VI.  VOTING

          Effective only when the Corporation becomes a listed corporation within the meaning of Section 301.5 of the Corporations Code, no holder of common stock or preferred stock shall have the right to cumulate such shareholder's votes in the election of directors as provided under Section 708 of the Corporations Code.

     5. The amendments set forth herein have been duly approved by the Board of Directors of the Corporation.

     6. The foregoing amendments to the Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Section 903 of the California Corporations Code. The total number of outstanding shares of Common Stock of the Corporation is 1,520,225 and the total number of outstanding shares of Preferred Stock of the Corporation is 6,232,853, of which, 2,727,941 are shares of Series A Convertible Preferred Stock, 2,153,507 are shares of Series B Convertible Preferred Stock, and 1,351,405 are shares of Series C Convertible Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required of the Common Stock was more than 50%, the percentage vote required of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, and the Series C Convertible Preferred Stock, voting together on an as-converted basis was at least 60%, and the percentage vote required of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, and the Common Stock voting together as a single class on an as-converted basis was more than 50%.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on April 19, 2002.


                                           /s/ Gregory G. Dollarhyde
                                          --------------------------------------
                                          Gregory G. Dollarhyde
                                          President and Chief Executive Officer


                                           /s/ Donald D. Breen
                                          --------------------------------------
                                          Donald D. Breen
                                          Senior Vice President and Chief
                                          Financial Officer

     We further declare under the penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct as of our own knowledge as executed in Thousand Oaks, California, on this 19th day of April, 2002.

     Dated: April 19, 2002


                                           /s/ Gregory G. Dollarhyde
                                          --------------------------------------
                                          Gregory G. Dollarhyde
                                          President and Chief Executive Officer


                                           /s/ Donald D. Breen
                                          --------------------------------------
                                          Donald D. Breen
                                          Senior Vice President and Chief
                                          Financial Officer